EXHIBIT 99.1

SOFTECH ENTERS INTO AGREEMENT TO SELL PLM PRODUCT LINE TO ESSIG RESEARCH INC.

Purchase Price of $3.25 Million plus Contingent Payments;

SofTech to Focus on New Product Offering

August 24, 2016 - SofTech (OTCQB:SOFT) today announced that it has agreed to sell its Product Lifecycle Management (“PLM”) technologies, including it ProductCenter and Connector product lines, to Essig Research Inc. (“Essig”) in exchange for $3.25 million plus contingent payments based on revenue in the two years immediately following the closing of the transaction. The closing of this asset sale, which is subject to the approval of SofTech’s shareholders and other customary closing conditions, is expected to occur by October 2016. The transaction is not subject to any financing condition.

“In March 2011, the management team took a controlling equity stake in SofTech with a plan to implement operational improvements, develop new revenue streams, grow the revenue and reduce the debt while seeking opportunities to monetize the existing assets for the benefit of the shareholders,” said Joe Mullaney, SofTech’s CEO. “This transformative transaction will give the Company the liquidity we believe it needs to take advantage of a significant market opportunity with its newly released HomeView technology. We believe the transaction is beneficial to our shareholders, customers and employees alike and we look forward to a seamless transition,” he added.

The PLM product line will complement Essig’s long standing engineering services business, which includes major multinational clients. Joe Daly, Essig’s president, said that “We are very excited about the growth possibilities from this transaction. In the past two years, Essig and SofTech have already successfully provided solutions to each other’s existing clients. Going forward we expect to accelerate this introduction of solutions to each other’s historical client base.”

SofTech believes the benefits to its shareholders resulting from the sale of the PLM business will include the following:

Improved Liquidity:

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Debt free for the first time in nearly twenty years

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Projected cash per share of about $1.90 immediately following the transaction

Opportunity Focus:

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HomeView market is large and growing rapidly

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Potential partnerships with larger entities facilitated by focus

More Attractive to New Investors:

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Allows for streamlined, focused business plan to potentially attract new investors;

Gain Sheltered from Taxation:

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Federal and state net operating loss carryforwards (“NOLs”) expected to be used to shelter realized gain from transaction for taxation before NOLs begin to expire

“There are more than 130 million residential properties just in the U.S.,” said Bob Anthonyson, President and CEO of HomeView. “Whether homeowners are aging in place seniors, tech savvy millennials or somewhere in between, we believe that HomeView can simplify day-to-day home management and also help reduce overall expenses. Moreover, at the point of resale, this information helps prospective buyers: a) know what they are getting, b) assume maintenance responsibilities more easily, and c) anticipate needs more accurately, which can all help increase the sales price. We are very excited about aggressively growing this business. We envision a day when no residential property will change hands without providing the buyer with a full record of the things within the home and we want to position HomeView to be the go-to technology for that purpose,” Bob added.

If the transaction is completed, SofTech would receive approximately $1.3 million in cash at the closing and its outstanding short-term debt to Essig of $1,150,000 would be extinguished.  In addition, SofTech would repurchase the 110,000 shares (“Put Shares”) of the Company’s common stock it sold to Joe Daly, Essig’s president and primary shareholder, in June 2014 in a private placement at a repurchase price of approximately $6.50 per share, or an aggregate of $715,000. The Put Shares when sold gave Mr. Daly the right to require SofTech to repurchase some or all of the Put Shares at $7.00 per share at any time between June 24, 2017 and September 24, 2017. As a result of the repurchase, this right would be extinguished and the Put Shares would be retired.

Two additional contingent payments may be earned by SofTech over the two-year period immediately following the completion of the transaction. In the first twelve month period, if the revenue exceeds $3.2 million the contingent payment would equal $75,000 plus 12.5% of any amount in excess of $3.275 million. The same formula applies for the second year except the revenue threshold for that period is $3.75 million.

The transaction is subject to the approval of the Company’s shareholders. The Company intends to file a proxy statement with respect to a special meeting of the Company’s shareholders to seek shareholder approval for the transaction. The Company’s Board of Directors has unanimously approved the transaction and recommended that the Company’s shareholders vote in favor of the transaction. The affirmative vote of the holders of at least two-thirds of the Company’s outstanding common stock is required to approve the transaction. SofTech’s Board members collectively own 29.1% and Essig and Mr.  Daly collectively own 18.5% of SofTech’s outstanding shares of common stock as of August 24, 2016.

About SofTech

SofTech, Inc. (OTCQB: SOFT) is a proven provider of product lifecycle management (PLM) solutions, including its ProductCenter® PLM solution and its Connector technology.

SofTech’s solutions accelerate productivity and profitability by fostering innovation, extended enterprise collaboration, product quality improvements, and compressed time-to-market cycles. SofTech excels in its sensible approach to delivering enterprise PLM solutions, with comprehensive out-of-the-box capabilities, to meet the needs of manufacturers of all sizes quickly and cost-effectively.

Over 100,000 users benefit from SofTech software and service solutions, including General Electric Company, Goodrich, Honeywell, Finmeccanica and the U.S. Army. Headquartered in Lowell, Massachusetts, SofTech has locations and distribution partners in North America, Europe, and Asia.

HomeView, SofTech’s most recent software and service solution, is a secure, intelligent home asset management and maintenance system. HomeView allows homeowners to create a virtual home manual that logs, manages and tracks personal assets and attributes about the property. Home ownership is made easier by managing user manuals, warranty periods, service records, maintenance reminders and other projects with HomeView.

SofTech, ProductCenter and HomeView are registered trademarks of SofTech, Inc. All other products or company references are the property of their respective holders.

About Essig

Essig is a world-class, ISO 9001 registered, high-tech engineering and manufacturing services company. They provide professional services specialized in engineering design and analysis, product definition, computer modeling, repair and tooling development, project management, logistics support, and advanced manufacturing techniques to customers worldwide. Founded in 1993, Essig’s roots were in the development of complex 3-D finite element models and providing thermal and structural analysis of turbine airfoils to GE Aviation. Today, Essig has grown into a global business providing a variety of technical and logistical services through talented employees in several strategic locations in the U.S., Puerto Rico, Mexico and the Philippines.

Safe Harbor for Forward-Looking Statements

Certain statements contained herein are “forward looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the following:  the closing of the transaction and its timing; the Company’s potential receipt of earn-out proceeds from post-closing contingent payments; the potential benefits to the Company of effecting the transaction; the Company’s use of NOLs to shelter realized gain from the transaction for taxation; and the market opportunity for HomeView. These forward-looking statements are subject to risks and uncertainties which may make actual results differ materially from those expressed or implied in the forward-looking statement, including, without limitation, the following:  the Company’s ability to satisfy the closing conditions set forth in the definitive asset purchase agreement, including the receipt of the requisite shareholder approval; Essig’s discretion to operate its post-closing business in a way which may or may not result in contingent payments being realized; the availability of the Company’s NOLs to shelter realized gain from the transaction for taxation; and the Company’s ability to implement its plan to expand its HomeView business, as well as the information under the caption “Risk Factors” contained in the Company’s Annual Report on Form 10-K filed with the SEC and in other filings the Company makes with the SEC.  The Company undertakes no obligation to update the foregoing information to reflect subsequently occurring events or circumstances.

Additional Information and Where to Find It

This press release may be deemed to be a solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. In connection with the proposed transaction, the Company intends to file a proxy statement and relevant documents with respect to the special meeting to be held in connection with the proposed transaction with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement will be mailed to the Company’s shareholders in advance of the special meeting. Investors and security holders of the Company are urged to read the proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information about the Company, Essig and the proposed transaction. The proxy statement, when it becomes available, and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by sending a written request to SofTech, Inc., Attn: Corporate Secretary, 650 Suffolk Street, Suite 415, Lowell, Massachusetts 01854 or by calling the Company at (978) 513-2700. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

Participants in the Solicitation

The Company and its directors and executive officers may, under SEC rules, be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the proposed transaction. Information about the directors and executive officers, including their interests in the transaction, will be included in the Company’s proxy statement relating to the transaction when it becomes available.